PARTNERSHIP AGREEMENT

                            MARTINE AVENUE ASSOCIATES

     AGREEMENT made as of this 24th day of May 1968 by and among F. ANNE GRAY (hereinafter referred to as "ANNE"), residing at 234 Martine Avenue, White Plains, New York; LEE GRAY (hereinafter referred to as "LEE"), residing at South Bedford Road, Pound Ridge, New York; and BETTY ROBBINS (hereinafter referred to as "Betty"), residing at 234 Martine Avenue, White Plains, New York; (the aforesaid parties hereinafter collectively, referred to as the "Partners").

                              W I T N E S S E T H :

     WHEREAS, Anne is the owner of a certain parcel of land located in the City of White Plains, County of Westchester and State of New York, known as Two Martine Avenue and more particularly described in the Deed annexed hereto and made a part hereof (hereafter referred to as the "Property"); and

     WHEREAS, the Partners desire to form a partnership for the purpose of holding and managing the Property and any other real or personal property which, such partnership light obtain, receive or acquire; and

     WHEREAS, Anne desires to transfer the Property to such partnership formed by the Partners as hereafter provided;

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Partners do hereby form a partnership for the purpose of acquiring, by gift, donation, purchase or otherwise, real and personal property of all kinds and description and to hold and manage the same for the benefit of the Partner. The name of the partnership shall be MARTINE AVENUE ASSOCIATES (hereinafter referred to as the "Partnership"). The office of the Partnership shall be located at One West Avenue, Larchmont, New York.

     2. The capital of the Partnership shall be contributed by Anne who shall simultaneously with the execution of this Agreement by the Partners, convey, set over and transfer as such capital all her right title and interest in and to the Property, by the execution and delivery to the Partnership of the Deed to the Property in the form annexed hereto and made a part hereof. Upon such transfer of the Property to the Partnership, each of the Partners shall for all purposes have a one third (1/3) interest in such capital and neither Lee nor Betty shall be required to make any capital contribution to the Partnership.

     3. The Partners shall in the name of the Partnership hold, lease, operate, improve and manage the Property, collect the rents and other income therefrom and after the payment of all the expense incident thereto and to the Partnership distribute the net profits of the Partnership equally to the Partners.

     4. The Partnership may mortgage, sell, transfer and otherwise encumber and/or dispose of the Property and may own, purchase, acquire, manage, operate, improve, deal in, mortgage, sell, transfer or otherwise encumber or dispose of such other property both real and personal as the Partners shall determine.

     5. Lee shall be the General Manager of the Partnership and shall have authority to conduct the Partnership business as he in his sole discretion shall determine. The Partners shall devote such time and efforts to the conduct of the Partnership business as the demands of the business shall require or warrant. The funds of the Partnership shall be deposited in the name of the Partnership in




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a  commercial  bank  selected by Lee and checks  drawn on the  Partnership  bank account shall be signed by any one of the Partners.

     6. Proper and complete books of account of the business of the Partnership shall be kept by, and under the supervision of, Lee at the principal place of business of the Partnership and shall be open to inspection by any of the Partners or their accredited representatives at any reasonable time during business hours. The books and records of the Partnership shall be examined and reviewed at the close of each fiscal year by an independent accountant who shall make a report thereon.

     7. The fiscal year of the Partnership shall be the calendar year or such other period as the Partners shall determine. The net profit or lose of the Partnership shall be determined in accordance with approved and accepted accounting practice as soon as possible after the close of each fiscal year.

     8. The net profits earned by the Partnership during each fiscal year shall be credited as of the close thereof to the capital accounts of each of the Partners in equal proportions. Any net loss incurred by the Partnership during any fiscal year shall be debited as of the close thereof to the capital accounts of each of the Partners equal proportions. The total amount of the net profits earned by the Partnership during each fiscal year and credited to the capital accounts of each of the Partners as here-in provided less any withdrawals from such capital accounts during such fiscal year shall be distributed to each Partner as soon thereafter as practicable; provided however, that it the Partnership shall incur a net lose in any fiscal year, the net profit earned by the Partnership during any subsequent fiscal year or years, it necessary, shall, to the extent determined to be necessary by Lee, be retained as capital by the


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Partnership to the extent of any such net loss . Notwithstanding  the provisions for the distribution of the net profits of the Partnership as set forth above, should Lee determine in his sole discretion that any such net profits are required for the purposes of the Partnership, such net profits to the extent as determined shall be retained by the Partnership until such time as Lee shall determine otherwise.

     9. Within thirty days after the date of death or insanity of any Partner the remaining Partners or Partner, by giving notice to the other Partner or Partners, or their respective legal representatives, shall elect either to have the business continue thereafter or to have such death effect a termination of the business of the Partnership as of the date of such election.

     If an election is made to continue the business after the death or insanity of any Partner such Partner shall cease to be a Partner upon the date of death or insanity of such Partner and shall not there after be entitled in any manner to engage in or to exercise any control over or have any voice in the business of the Partnership or have any further interest in or any rights against the Partnership accept to the following extent:

          (i) The value of the interest of any such former Partner and the amount due him or her as the case may be by the Partnership or due to the Partnership from such former Partner shall he determined in accordance with the capital account of the respective Partners as of the effective date of such death or insanity (such date in other case being hereinafter referred to as the "Determination Date") and shall be determined as soon as practicable by the Certified Public Accountant at the time employed by the Partnership, in accordance with good accounting practice; provided however, in making such determination the value of the Property of the Partnership shall be included at the value determined for Federal Estate Tax purposes in the estate of the deceased Partner or if there be no such determination then at the market value thereof determined by the Certified Public Accountant then employed by the Partnership, and, in addition, no amount shall be credited in respect of Partnership goodwill or for the use of the Partnership name which name shall devolve upon the remaining Partners or Partner for their or his exclusive use and enjoyment. Any such determination by such Certified Public Accountant shall be final, conclusive and binding upon the former Partner, his legal representatives and the remaining Partners.

          (ii) The Partnership shall pay to the former Partner in cash the amount due him from the Partnership as specified in said accountant's certificate in equal monthly payments commencing no later than ninety days after the Determination Date and in no event over a period longer than two years after the Determination Date.

     10. The Partnership may be terminated and the business discontinued upon the mutual consent of all the Partners or upon any election to terminate the Partnership as herein otherwise provided. Upon the termination of the Partnership or as soon thereafter as practicable the debts of the Partnership shall be discharged and all assets other than cash of the Partnership then remaining shall be liquidated and turned into cash or distributed in kind as determined by a majority of the Partners. The interests of each Partner shall be determined in accordance with the capital accounts of the respective Partners as soon as practicable thereafter by the Certified Public Accountant at the time employed by the Partnership in accordance with good accounting practice and the respective shares so determined shall be paid to the Partners or to such other persons as



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


may be legally entitled thereto. Any such determination by such Certified Public Accountant shall be final, conclusive and binding upon the parties hereto or anyone claiming through them.

     11. This Agreement shall not be amended or modified in any respect except by an instrument in writing signed by all of the Partners.

     12. This Agreement shall be governed by and construed in Accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective legal representatives, heirs and assigns.

     13. Whenever the masculine gender 1s used in this agreement it shall be deemed to include, where applicable, the feminine gender as well. The term "legal representatives" as used herein with respect to any Partner, shall include in the appropriate case the executor, administrator, committee, trustee, trustee in bankruptcy, receiver or assignee of such person and all others claiming through them or any of them.

     14. This Agreement may be executed in counterparts by each of the Partners separately each such counterpart constituting one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


                                    /s/  F. Anne Gray, L.S.
Witness                             F. Anne Gray, F.S.

                                    /s/  Lee Gray, L.S.
Witness                             Lee Gray, F.S.

                                    /s/ Betty Robbins, L.S.
Witness                             Betty Robbins





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                                    AGREEMENT

     The undersigned, being all of the partners who are members of a partnership known as MARTINE AVENUE ASSOCIATES, hereby agree as follows:


          1. As of January 1, 1987, the net profits of the partnership shall be distributed so that Lee Gray shall receive seventy-five (75%) percent of such net profits, and Betty Robbins shall receive twenty-five (25%) percent of such net profits. Future funding will be on same basis.

          2. In all other respects, the Partnership Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 29th day of January, 1987.



                                        /s/   Lee Gray


                                        /s/  Betty Robbins